                                                                    EXHIBIT 99.1


                             CONEXANT SYSTEMS, INC.

                 1999 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

                    AMENDED EFFECTIVE AS OF SEPTEMBER 1, 2001
                             AND AS OF JULY 18, 2002

                    (NOTE: SHAREOWNER APPROVAL NOT REQUIRED)

        The Conexant Systems, Inc. 1999 Non-Qualified Employee Stock Purchase Plan has been established and will be operated in accordance with the following provisions.

        1. PURPOSE. The purpose of this Plan is to maintain a competitive equity compensation program to attract, motivate, retain, and compensate selected employees of the Company and its Participating Subsidiaries; and to provide incentive for such employees to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock, and therefore more closely align the interests of such employees and shareowners of the Company. It is the intention of the Company that this Plan not qualify or be construed as an "Employee Stock Purchase Plan" under Section 423 of the Code.

        2. DEFINITIONS. Capitalized terms not otherwise defined in this Plan have the following meanings:

        "ADMINISTERING BODY" means the Board as long as no Committee has been appointed and is in effect, and means the Committee as long as the Committee is appointed and in effect.

        "AGENT" means Mellon Investor Services LLC or such successor agent as the Company may employ.

        "BOARD" means the Board of Directors of the Company.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMMITTEE" means the committee appointed by the Board to administer this Plan pursuant to Section 13 herein.

        "COMMON STOCK" means the Common Stock of the Company.

        "COMPANY" means Conexant Systems, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.

        "COMPENSATION" means all compensation paid to an Eligible Employee by the Company or a Participating Subsidiary, including all salary, wages (including amounts elected to be deferred by the Participant, but would otherwise have been paid, under any cash or deferred arrangement established by the Company or a Participating Subsidiary), overtime pay, commissions, bonuses, and other remuneration paid directly to the Participant; but excluding the


                                       1.

cost of employee benefits paid by the Company or a Participating Subsidiary, education or tuition reimbursements, imputed income arising under any Company or Participating Subsidiary group insurance or benefit program, travel expenses, business and moving expense reimbursements, income received in connection with stock options or restricted stock, contributions made by the Company or any Participating Subsidiary under any employee benefit plan, and similar items of compensation.

        "CONTRIBUTIONS" means all amounts credited to the account of a Participant pursuant to this Plan.

        "EMPLOYEE" means any person who is customarily employed by the Company or any Participating Subsidiary for at least twenty (20) hours per week and for more than five (5) months in any calendar year, but shall not include any person who performs services for the Company or any Participating Subsidiary (or who is designated by the Company or any Participating Subsidiary as performing services) in any of the following capacities:

        (i)    independent contractor or employee of an independent contractor;

        (ii) temporary employee (through a third-party employment or job placement agency or otherwise), regardless of the length of time that such person has performed services for the Company or any Participating Subsidiary; or

        (iii) leased employee pursuant to an employee leasing arrangement (written or otherwise) between the Company or any Participating Subsidiary and any third party; and

provided further that the exclusions described above shall apply irrespective of whether the described individuals could otherwise be construed as employees under any applicable common law and regardless of any subsequent characterization or recharacterization of an individual's status as that of a common law employee by any court, governmental agency or other entity.

        "ELIGIBLE EMPLOYEE" means an Employee who is selected to participate in this Plan, in accordance with the provisions of Section 3 herein.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXERCISE DATE" means one or more Trading Days established by the Administering Body with respect to an Offering on which options granted under the Plan shall be exercised and purchases of shares of Common Stock carried out in accordance with the terms of such Offering.

        "FAIR MARKET VALUE" means the fair market value of a share of Common Stock, as determined in accordance with subsection 7(c) herein.

        "GRANT DATE" means the first Trading Day of an Offering.

        "IVR SYSTEM" means the integrated voice response system maintained for this Plan and provided by the Agent, through which Participants may elect to participate, amend, their


                                       2.

participation levels, or withdraw from participation in this Plan, pursuant to the terms and conditions of this Plan.

        "NEW EXERCISE DATE" has the meaning set forth in subsection 18(b) herein.

        "OFFERING" has the meaning set forth in Section 4 herein.

        "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the relevant date, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan, in accordance with the provisions of Section 5 herein.

        "PARTICIPATING SUBSIDIARY" means any Subsidiary of the Company that is designated from time-to-time by the Administering Body in the Offering as eligible to participate in the Plan.

        "PLAN" means this Conexant Systems, Inc. 1999 Non-Qualified Employee Stock Purchase Plan.

        "RESERVES" has the meaning set forth in subsection 18(a) herein.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, on the relevant date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "TRADING DAY" means a day on which the national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

        "WEB" means Mellon Employee Service Direct System that is used to facilitate Plan transactions and is accessible through Conexant NextWeb.

        3. ELIGIBILITY. Employees are eligible to participate in the Plan only if they are selected to participate by the Administering Body in the Offering, which selection shall be in the sole discretion of the Administering Body, subject to the requirements of Section 5 herein. Notwithstanding the foregoing, no Employee shall be eligible to participate in the Plan if he or she is an officer or director of the Company subject to the requirements of Section 16 of Exchange Act with respect to the Company's securities.


                                       3.

4.      IMPLEMENTATION.

               (a) The Administering Body may from time-to-time grant or provide for the grant of options to purchase Common Stock to Eligible Employees pursuant to Offerings under this Plan on an Exercise Date (or Exercise Dates) selected by the Administering Body as reflected in an Offering document. Each Offering shall be in such form and shall contain such terms and conditions as the Administering Body shall deem appropriate. The provisions of separate Offerings need not be identical, but the terms and conditions of each Offering shall be incorporated by reference into the Plan and treated as part of the Plan.

               (b) If a Participant has more than one option outstanding under this Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her options under this Plan, and (ii) an option with a lower exercise price (or an earlier-granted option, if two options have identical exercise prices), will be exercised to the fullest possible extent before an option with a higher exercise price (or a later-granted option, if two options have identical exercise prices) will be exercised.

               (c) The Administering Body may provide that a person who, during the course of an Offering first becomes an Eligible Employee, will receive an option under that Offering, which option shall thereafter be deemed to be a part of that Offering. Such option shall have the same characteristics as any options originally granted under that Offering, unless the Administering Body specifies that such right shall have different characteristics.

        5. PARTICIPATION. An Eligible Employee may become a Participant in an Offering by enrolling through an IVR System, the Web, other electronic form of subscription agreement (or such other form or manner as determined by the Administering Body in the Offering) within the time specified by the Administering Body in the Offering. Each election to enroll in an Offering (whether through the IVR System, the Web or other electronic form of subscription agreement) shall identify the percentage of the Participant's Compensation during the Offering to be paid as Contributions pursuant to the Offering (as provided in Section 6 herein), and will continue in effect until the Participant makes a new enrollment election through the IVR System, the Web, other electronic form of subscription agreement (or such other form or manner as determined by the Administering Body in the Offering) pursuant to the provisions of Section 6 herein or terminates his or her participation in the Offering pursuant to the provisions of Section 10 herein.

        6. METHOD OF PAYMENT OF CONTRIBUTIONS.

               (a) A Participant will elect to deduct automatically on each payday during an Offering (or direct debit from such Participant's bank account if payroll deductions are not permitted by local law) up to a percentage designated by the Administering Body not to exceed ten percent (10%) (in whole percentages only) of his or her Compensation during the Offering, to be paid as Contributions pursuant to the Offering. Such payroll deductions (or direct debits, as applicable) shall be determined based on the Participant's election in effect on the payday on which such Compensation is paid (or date on which such direct debit occurs, as applicable). For


                                       4.

any given Offering, such payroll deductions (or direct debits, as applicable) will commence on the first payday following the Grant Date (or as otherwise provided in the Offering) and shall end on the last payday during the Offering, unless either (i) the Participant's participation in such Offering terminates pursuant to subsection 10(b) herein or (ii) the Participant amends or terminates his or her participation in the Offering, as applicable, pursuant to the provisions of this Section 6 or Section 10 herein. All payroll deductions (or direct debits, as applicable) made for each Participant shall be credited to an account for such Participant under this Plan and shall be deposited with the general funds of the Company or the Participating Subsidiary with whom the Participant is employed, except as otherwise required by law in applicable foreign jurisdictions. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not had the maximum amount withheld during the Offering.

               (b) A Participant may discontinue his or her participation in an Offering as provided in Section 10 herein.

               (c) A Participant may reduce (including to zero), increase, suspend or begin such payroll deductions (or direct debits, as applicable) after the beginning of any Offering only as permitted under the terms of such Offering.

        7. OPTION GRANTS; PURCHASE PRICE.

               (a) On each Grant Date pursuant to an Offering made under this Plan, each Participant shall be granted an option to purchase on each Exercise Date of such Offering a number of shares of Common Stock determined by dividing such Participant's Contributions accumulated as of such Exercise Date by the greater of: (a) the par value per share of such Common Stock; or (b) the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date, or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date; provided, however, that such purchases shall be subject to the limitations set forth in subsections 7(c), 7(d) and 12(a) herein and any corresponding or additional limitations set forth by the Administering Body in such Offering.

                (b) The Administering Body shall establish one or more Exercise Dates during an Offering on which options granted under the Plan shall be exercised and purchases of shares of Common Stock carried out in accordance with such Offering.

               (c) The exercise price per share of the shares of Common Stock acquired pursuant to options granted in a given Offering will be the lesser of
(i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date; or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date; provided, however, that for Offerings beginning on or after August 1, 2002, the exercise price per share of the shares of Common Stock pursuant to options granted in a given Offering shall not be less than the par value of the Common Stock. The Fair Market Value of a share of Common Stock on a given date will be determined by the Administering Body in its discretion, based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding Trading Day), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if


                                       5.

such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share will be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding Trading Day), as reported in The Wall Street Journal.

               (d) Notwithstanding any provision of this Plan to the contrary, in connection with each Offering under this Plan, the Administering Body may specify a maximum number of shares that may be purchased by any Participant and may also specify a maximum aggregate number of shares that may be purchased by all Participants in such Offering. In addition, in connection with any Offering that contains more than one Exercise Date, the Administering Body may specify a maximum aggregate number of shares that may be purchased by all Participants on any given Exercise Date under the Offering.

        8. EXERCISE OF OPTION.

               (a) Unless a Participant withdraws from this Plan as provided in
Section 10 herein or ceases for any reason to be an Eligible Employee, his or her option to purchase shares of Common Stock will be exercised automatically on each Exercise Date of an Offering, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account as of such Exercise Date. The shares purchased upon exercise of an option hereunder will be deemed to be transferred to the Participant on the applicable Exercise Date. During his or her lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

               (b) If a Participant's accumulated Contributions in his or her account are based on a currency other than the U.S. dollar, then on the fifth
(5th) business day prior to each Exercise Date of the Offering (the "CONVERSION DATE") the accumulated Contributions in his or her account shall be converted into an equivalent value of U.S. dollars based upon the U.S. dollar-foreign currency exchange rate in effect on the Conversion Date, as reported in The Wall Street Journal. The Administering Body has the right to change such Conversion Date as it deems appropriate to effectively purchase shares on any Exercise Date.

               (c) Following the purchase of shares of Common Stock by a Participant on an Exercise Date in accordance with subsection 8(a) above, any Contributions remaining in a Participant's account shall be returned to the Participant as promptly as administratively practicable and in no event shall such remaining Contributions be applied towards the purchase of shares of Common Stock by such Participant on any subsequent Exercise Date or during any subsequent Offering.

               (c) No rights granted under this Plan may be exercised to any extent unless this Plan (including options granted thereunder) is covered by an effective registration statement pursuant to the Securities Act. If, on any Exercise Date of an Offering, this Plan is not so registered, no options granted under this Plan or any Offering shall be exercised on said Exercise Date and the Exercise Date shall be delayed until this Plan is subject to such an effective registration statement, except that the Exercise Date shall not be delayed more than three (3) months. If, on any Exercise Date of any Offering, as delayed to the maximum extent


                                       6.

permissible, this Plan is not registered, no rights granted under this Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the Participants, without interest.

        9. DEPOSIT OF SHARES. As promptly as practicable after each Exercise Date, the Company will arrange for the deposit, into each Participant's account with the Agent designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.

        10. VOLUNTARY WITHDRAWAL; TERMINATION OF EMPLOYMENT.

               (a) A Participant may withdraw all, but not less than all, of the Contributions credited to his or her account under the Offering and thereby withdraw from the Offering as provided by the Administering Body in the Offering. Upon a Participant's withdrawal from an Offering, all of the Contributions credited to his or her account (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the Participant during such Offering) shall be distributed to such Participant, without interest, as soon as administratively practicable following such Participant's withdrawal and such Participant's option for the Offering shall automatically terminate. A Participant's withdrawal from an Offering will have no effect upon his or her eligibility to participate in any other Offerings under this Plan, but to participate in a subsequent Offering under this Plan such Participant will be required to enroll in such Offering through an IVR System, the Web, other electronic form of subscription agreement (or such other form or manner as determined by the Administering Body in the Offering) within the time specified by the Administering Body in the Offering.

               (b) Upon termination of a Participant's status as an Employee prior to an Exercise Date for any reason, including retirement or death, the Contributions credited to his or her account will be returned to the Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 herein, and the Participant's option will be automatically terminated. If the Fair Market Value of a share of Common Stock is less than its par value on an Exercise Date during an Offering, then the Company shall not exercise the Participants' option and shall instead distribute to each Participant his or her accumulated Contributions under the Offering.

               (c) A Participant's withdrawal from this Plan during an Offering will not have any effect upon his or her eligibility to participate in this Plan during any succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

        11. INTEREST. No interest will accrue on the Contributions of a Participant pursuant to any Offering under this Plan, except as otherwise required by law in applicable foreign jurisdictions. If such interest is required in applicable foreign jurisdictions, all accrued interest will be refunded to the Participant and will not be used to purchase additional shares on any Exercise Date.


                                       7.

        12. COMMON STOCK.

               (a) The maximum number of shares of the Company's Common Stock that will be made available for sale under this Plan will be two million four hundred thousand (2,400,000) shares, subject to adjustment upon changes in capitalization of the Company, as provided in Section 18 herein. Such shares may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason, or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of this Plan, unless this Plan shall have been terminated, but all shares sold under this Plan, regardless of source, shall be counted against the limitation set forth above. If the total number of shares that would otherwise be subject to options granted pursuant to subsection 7(a) herein on the Grant Date of an Offering exceeds the number of shares then available under this Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company will make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as will be practicable and as it will determine to be equitable. In such event, the Company will give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and will similarly reduce the rate of Contributions, if necessary.

               (b) Participants will have no interests or voting rights in Common Stock covered by their options until such options have been exercised.

               (c) Shares to be delivered to a Participant under this Plan will be registered in the name of the Participant.

        13. ADMINISTRATION. The Board, or a committee appointed by the Board, will supervise and administer this Plan and will have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with this Plan, to construe and interpret this Plan, to make all other determinations necessary or advisable for the administration of this Plan.

        14. DESIGNATION OF BENEFICIARY.

               (a) Unless otherwise determined by the Administering Body, a Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under this Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

               (b) Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant's death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant,


                                       8.

or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15. TRANSFERABILITY. Neither Contributions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 herein) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10 herein.

        16. USE OF FUNDS. All Contributions received or held by the Company under this Plan may be used by the Company for any corporate purpose, the Company will not be obligated to segregate such Contributions, and no interest will accrue or be credited with respect to such Contributions, except as otherwise required by law in applicable foreign jurisdictions.

        17. REPORTS. Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to Participants promptly following each Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

        18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

               (a) ADJUSTMENT. Subject to any required action by the shareowners of the Company, the number of shares of Common Stock covered by each option under this Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Common Stock covered by each option under this Plan that has not yet been exercised, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected, without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Board, whose determination in that respect will be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an option.

               (b) CORPORATE TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company, the Offering will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under this Plan will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such


                                       9.

assumption or substitution, to shorten the Offering then in progress by setting a new Exercise Date (the "NEW EXERCISE DATE"). If the Board shortens the Offering then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Administering Body will notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering as provided in Section 10 herein. For purposes of this Section, an option granted under this Plan will be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and, if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

               The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        19. AMENDMENT OR TERMINATION. The Administering Body may at any time terminate or amend this Plan, change the Offerings and Exercise Dates, limit the frequency and/or number of changes in the amount withheld during an Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administering Body determines in its sole discretion advisable that are consistent with this Plan.

        20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21. CONDITIONS UPON ISSUANCE OF SHARES. Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares


                                      10.

pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        22. TERM OF PLAN; EFFECTIVE DATE. This Plan will become effective upon its approval by the Board. It will continue in effect for a term of twenty (20) years unless sooner terminated under Section 19 herein.





                                      11.

                                           THIS DOCUMENT CONSTITUTES PART OF A
                                           PROSPECTUS COVERING SECURITIES THAT
                                           HAVE BEEN REGISTERED UNDER THE
                                           UNITED STATES SECURITIES ACT OF 1933.


                             CONEXANT SYSTEMS, INC.

                 1999 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                                    OFFERING


1.      THE OFFERING.

        (a) The Board of Directors of the Company, pursuant to the Company's 1999 Non-Qualified Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of rights to purchase shares of Common Stock to all Eligible Employees pursuant to an Offering on the terms and conditions described herein and in the Plan. Terms not otherwise defined in this Offering document have the meanings ascribed to them in the Plan.

        (b) Except as otherwise provided herein, an Offering (the "Initial Offering") shall commence on the Grant Date of August 1, 2002 and shall end at 5:00 p.m. California Time on the Exercise Date of February 28, 2003; provided, however, that if the first annual meeting of the Company's stockholders during 2003 occurs after February 28, 2003, then the such Offering shall end at 5:00 p.m. California Time on the next Trading Day following such stockholder meeting. Thereafter, a new Offering shall commence on the Grant Date of March 3, 2003, and shall end at 5:00 p.m. California Time on the Exercise Date of July 31, 2003; provided, however, that if the first annual meeting of the Company's stockholders during 2003 occurs after February 28, 2003, then such Offering shall commence on the second Trading Day following such stockholder meeting. Thereafter a new Offering of approximately six months in length shall begin on each February 1 and August 1 (or, if such date is not a Trading Day, then the first Trading Day to occur thereafter) and such Offering shall end at 5:00 p.m. California Time on the Exercise Date that occurs on the last Trading Day of the next July and January, respectively, following such Grant Date; provided, further, that there shall be an Exercise Date under an Offering on the seventh
(7th) Trading Day prior to any Distribution Record Date occurring during such Offering (or the Company's best estimate of such date) and such Offering shall terminate on such date, and a new Offering shall begin with a Grant Date as soon as administratively practicable after any Distribution Date occurring during such Offering and such new Offering shall end with an Exercise Date occurring on the last Trading Day of the January or July that first occurs at least three (3) months after the beginning of such new Offering. For this purpose, a "Distribution Record Date" shall mean a record date for the distribution of shares of common stock of a subsidiary of the Company to the stockholders of the Company and the "Distribution Date" shall mean the date of the distribution of such shares of common stock to the stockholders of the Company.

        (c) Notwithstanding the foregoing, if the Fair Market Value of the Common Stock on a Grant Date is less than the par value of such Common Stock, then the Grant Date shall be

                                       1.

delayed until the next Trading Day on which the Fair Market Value of the Common Stock is equal to or greater than the par value of such Common Stock.

        (d) Prior to the commencement of any Offering, the Board may change any or all terms of such Offering and any subsequent Offerings and/or may provide that any such Offering shall not occur.

2.      ELIGIBLE EMPLOYEES.

        All Employees of each Subsidiary of the Company located in Australia, Belgium, Canada, Finland, France, Germany, Hong Kong, Iceland, Israel, Italy, Japan, Korea, Mexico, the Netherlands, Philippines, Singapore, Sweden, Switzerland, Taiwan, and the United Kingdom (the "Participating Subsidiaries") are hereby granted rights to purchase Common Stock under the Offering as of the Offering Date, provided that each such Employee is in the employ of a Participating Subsidiary on the first day of the enrollment period for the Offering as announced by the Company prior to the Grant Date; and further provided that any such Participating Subsidiary is a Subsidiary of the Company as of the Grant Date. Notwithstanding the foregoing, no Employee of any Participating Subsidiary who is disqualified under Section 3 of the Plan shall be granted rights under the Offering.

3.      RIGHTS.

        (a) Subject to the limitations contained herein and in the Plan, as of the Grant Date each Participant is granted the right to purchase the number of shares of Common Stock purchasable with such Participant's Contributions accumulated as of such Exercise Date; provided, however, subject to adjustment upon changes in capitalization of the Company as provided in subsection 18(a) of the Plan, no Participant shall purchase more than one thousand (1,000) shares of Common Stock pursuant to such right on any Exercise Date; and, provided further, that such purchases will be subject to the limitations set forth in Section 12 of the Plan.

        (b) Notwithstanding the foregoing, no Participant may be granted the right to purchase more than US$25,000 of stock under the Plan or any other "employee stock purchase plan" (whether or not such plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended) maintained by the Company or any Parent or Subsidiary during any calendar year.

        (c) The maximum aggregate number of shares available for purchase by all Participants under the Offering are those shares remaining available under the Plan reserve on the Offering Date.

4.      PURCHASE PRICE.

        The purchase price of each share of Common Stock on any Exercise Date shall be the greater of: (a) the par value per share of the Common Stock; or (b) the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date, or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on such Exercise Date.


                                       2.

5.      PARTICIPATION; CHANGING PARTICIPATION LEVELS.

        (a) Except as otherwise provided below with respect to the Initial Offering, an Eligible Employee shall become a Participant in the Offering by enrolling through an IVR System, the Web, other electronic form of subscription agreement (or such other form or manner as determined by the Administering Body) and thereby authorizing payroll deductions during the period for which such authorization is effective. Except as otherwise provided below with respect to the Initial Offering, to first participate in an Offering under the Plan, an Eligible Employee must enroll in the manner set forth above before the Grant Date of such Offering; provided, however, that, with the exception of the Initial Offering, any Participant who was enrolled in the immediately preceding Offering as of the Exercise Date for such Offering shall be deemed to have enrolled in any subsequent Offering at the same level of payroll deductions as in effect on such immediately preceding Exercise Date, unless such Participant elects otherwise prior to the Grant Date of such subsequent Offering. Such payroll deductions must be in whole percentages only, with a minimum of one percent (1%) and a maximum percentage of ten percent (10%) of the Participant's Compensation during such Offering. If payroll deductions are not permitted by local law, an Eligible Employee shall become a Participant in the Offering by enrolling through an IVR System, the Web, other electronic form of subscription agreement (or such other form or manner as determined by the Administering Body) and thereby authorizing direct debits from the Participant' s designated bank account, in an amount equivalent to whole percentages of the Participant's Compensation within the limits described herein.

               (i) A Participant may not make additional Contributions into his or her account.

               (ii) Notwithstanding the foregoing, with respect to the Initial Offering, an Eligible Employee shall become a Participant by enrolling in the Initial Offering in the manner or form determined by the Administering Body. A Participant may make payroll deductions with respect to the Initial Offering at any time on or before August 30, 2002 to be effective and used for purchase under the Initial Offering.

         (b) At any time during the Offering, a Participant may increase or decrease (including to zero) the rate of his or her Contributions by payroll deductions (or direct debits as described in subsection 5(a) above) to any whole percentage of not less than one percent (1%) and not more than ten percent (10%), or may suspend payroll deductions altogether (or direct debits, applicable), by making a new enrollment election through the IVR System, the Web, or other electronic form of subscription agreement (or such other form or manner as determined by the Administering Body) reflecting such change. The increase, decrease or suspension in payroll deduction (or direct debits, as applicable) Contributions, as applicable, will be effective as soon as administratively practicable following the date of the Participant's new enrollment election reflecting such increase, decrease or suspension. A Participant's election to suspend payroll deductions (or direct debits, as applicable) shall not limit such Participant's right to resume payroll deductions (or direct debits, as applicable) at a later date during the Offering by electing an increase in such payroll deductions (or direct debits, as applicable) to any whole percentage of


                                       3.

not less than one percent (1%) and not more than ten percent (10%) in accordance with the provisions of this subsection 5(b).

        (c) At any time before the fifth (5th) calendar day prior to an Exercise Date, and subject to the provisions of subsection 10(a) of the Plan, a Participant may discontinue his or her participation in the Plan and withdraw from an Offering by notifying the Company of such withdrawal through the IVR System or the Web (or in writing, if the IVR System or the Web is not available).

6.      EXERCISE.

        Subject to the limitations contained herein and in the Plan, on the Exercise Date, each Participant's Contributions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering.

7.      OFFERING SUBJECT TO PLAN.

        The Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Offering and those of the Plan (including interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.



                                       4.